UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2024

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

(888) 646-5205

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2024, the Company held its Annual Meeting. As of March 15, 2024, the record date for holders of shares of common stock (the “Shares”) entitled to vote at the Annual Meeting, there were 314,606,266 Shares outstanding and entitled to vote at the Annual Meeting. Of the Shares entitled to vote, 159,032,534, or approximately 50.55% of the Shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Company’s Articles of Incorporation. There were six matters presented and voted on at the Annual Meeting. Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.

Proposal 1 - Election of seven nominees to serve on the Board of Directors until the next annual meeting or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Raymond J. Chess	44,155,363	22,919,916	2,548,981	89,408,274
Richard F. Dauch	51,032,945	16,465,023	2,126,292	89,408,274
Jacqueline A. Dedo	44,205,829	22,952,143	2,466,288	89,408,274
Pamela S. Mader	45,662,736	21,507,970	2,453,554	89,408,274
William G. Quigley III	45,426,256	21,715,718	2,482,286	89,408,274
Austin S. Miller	46,119,638	21,056,003	2,448,619	89,408,274
Dr. Jean Botti	46,125,228	21,021,534	2,477,498	89,408,274

The shareholders elected all seven of the nominees as directors.

Proposal 2 – Approval, on an advisory basis, of the compensation of named executive officers

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Votes Cast	41,006,830	25,258,757	3,358,673	89,408,274

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal 3 – Approval, on an advisory basis, of the frequency of voting on named executive officer compensation

	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
Votes Cast	55,408,269	1,293,948	9,719,840	3,202,203	89,408,274

The shareholders approved, on an advisory basis, a yearly frequency of voting on named executive officer compensation. In accordance with the original recommendation of the Company’s board of directors and consistent with the stockholder vote results, the Company’s board of directors has determined that the Company will conduct future non-binding advisory votes on the compensation of the Company's named executive officers every year until the next required advisory vote on the frequency of such vote.

Proposal 4 – Approval, pursuant to Nevada Revised Statutes 78.2055, of a reverse stock split of the Company’s outstanding shares of common stock by a ratio of any whole number between 1-for-10 and 1-for-20, at any time prior to August 30, 2024, to be determined at the discretion of the Board of Directors, for the purpose of complying with the Nasdaq Listing Rules, subject to the Board’s discretion to abandon such reverse stock split.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Votes Cast	90,195,037	65,160,755	3,676,742	0

The stockholders approved the proposed reverse stock split.

Proposal 5 – Approval, for the purposes of Nasdaq Listing Rule 5635(D), the proposed issuance of the maximum number of shares of the Company’s common stock underlying the Company’s (A) senior secured convertible notes and (B) warrants to purchase common stock.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Votes Cast	35,204,064	31,832,919	2,587,277	89,408,274

The shareholders approved the proposed issuance of the Company’s common stock.

Proposal 6 – Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Votes Cast	130,154,367	21,611,313	7,266,854	0

The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

Item 8.01. Other Events.

On May 14, 2024, the Company issued a press release about the meeting results. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 14, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: May 14, 2024	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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